UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2005

SPESCOM SOFTWARE INC.

(Exact name of registrant as specified in its charter)

California	0-15935	95-3634089
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

10052 Mesa Ridge Court, Suite 100 San Diego, California		92121
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 625-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On November 5, 2004, in consideration of investment advisory services provided by Cappello Capital Corp. (“Cappello”) in connection with the November 5, 2004 private placement Spescom Software Inc. (the “Company”) completed with Monarch Pointe Fund, Ltd. and Mercator Advisory Group, LLC, the Company agreed to issue to Cappello warrants to purchase (i) 550,000 shares of its common stock at $0.40 per share, expiring November 5, 2009, and (ii) 275,000 shares of its common stock at $0.44 per share, expiring November 5, 2007 (collectively, the “Warrants”).  On January 27, 2005, the Company issued the Warrants to Cappello.  Cappello has been granted piggyback registration rights entitling it to have any shares issuable to it by the Company included in any registration statement filed by the Company.

The Warrants may be transferred to the parent, subsidiary or affiliate of Cappello on the Company’s written consent, which consent will not be unreasonably withheld.  Absent an effective registration statement filed with the SEC covering the sale of the Warrants or the Common Stock issuable upon exercise thereof, Cappello will not otherwise transfer any or all of the Warrants or common stock issuable upon exercise thereof unless either (i) the Company has received an opinion of counsel to the effect that registration is not required in connection with such disposition, or (ii) the sale of such securities is made pursuant to Rule 144 under the Securities Act of 1933, as amended.

Cappello has notified the Company that it intends to transfer certain of the Warrants to certain of its employees.

Item 3.02.  Unregistered Sales of Equity Securities.

The issuance of the Warrants was conducted without registration under the Securities Act of 1933, as amended, in reliance upon the exemptions provided by Securities Act Rules 505 and 506, and Section 4(2) of such Act.  See Item 1.01 above for further information regarding the terms of the warrants issued to Cappello.

The number of shares issuable upon exercise and the per share exercise price of the Warrants are subject to adjustment in the case of any stock dividend, stock split, combination, capital reorganization, reclassification, consolidation or merger.  The Warrants are exercisable by delivering a notice of exercise, along with the warrants, to the Company, together with the full payment of the exercise price or by means of a “net exercise” feature under which the Company does not receive any cash, but rather, the number of shares issued upon exercise is net of the number of shares withheld by the Company in lieu of payment of the exercise price.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

Exhibit	Description

10.1	Warrant to Purchase 550,000 shares of Common Stock of Spescom Software Inc. issued to Cappello Capital Corp.
10.2	Warrant to Purchase 275,000 shares of Common Stock of Spescom Software Inc. issued to Cappello Capital Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 28, 2005

SPESCOM SOFTWARE INC.

	By:	/s/ John W. Low
John W. Low
Chief Financial Officer